UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

PATRIOT NATIONAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (203) 252-5900

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Indemnification Agreements

On April 27, 2026, Patriot National Bancorp, Inc. (the “Company”) entered into indemnification agreements (the “Indemnification Agreements”) with each of Anahit Magzanyan, Jonathan Roth, Mario De Tomasi, Carlos P. Salas, and Jeffrey Seabold (collectively, the “Directors”), in connection with their service as directors of the Company.

Pursuant to the Indemnification Agreements, the Company agreed to indemnify each Director for expenses incurred in connection with any proceeding arising from or related to the Director’s service to the Company, including in cases where the Director has been wholly successful on the merits or otherwise in the defense of such proceeding, and, in other cases, provided that the Director conducted himself/herself in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. The Indemnification Agreements also provide for advancement of expenses to each Director to the fullest extent permitted by the Company’s Certificate of Incorporation, Amended and Restated Bylaws and/or applicable law, including, but not limited to, the Connecticut Business Corporation Act and 12 C.F.R. Part 359.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the standard form of indemnification agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2024, which is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Addenda to Employment Agreements with Certain Officers

On April 24, 2026, the Company, entered into addenda effective April 26, 2026 (each, an “Addendum”, and collectively, the “Addenda”) to the employment agreements with each of Steven A. Sugarman, Carlos P. Salas, Angie Miranda and William Paul Simmons in their capacities as the Company’s President (and President and Chief Executive Officer of the Bank), Chief Financial Officer (and Chief Financial Officer of the Bank), Chief Risk Officer (and Chief Risk Officer of the Bank), and Chief Credit Officer (and Chief Credit Officer of the Bank), respectively (collectively, the “Employment Agreements”). Each Addendum amends the respective Employment Agreements to include compensation and benefits payable upon specified termination events, including termination without cause or for good reason and in connection with a change of control. The severance provisions in each Addendum include cash payments based on a multiple of each executive’s compensation, payment of accrued and pro rata bonus amounts, continued health benefits for a specified period, and accelerated vesting of equity awards. Each Addendum also includes a provision to limit payments that would otherwise be subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code. The Addenda were approved by the Company’s Compensation Committee of the Board of Directors and the Company’s Board of Directors.

The foregoing description of the Addenda is qualified in its entirety by reference to each Addendum, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Addendum to Employment Agreement, effective as of April 26, 2026, by and between Patriot National Bancorp, Inc. and Steven A. Sugarman

10.2	Addendum to Employment Agreement, effective as of April 26, 2026, by and between Patriot National Bancorp, Inc. and Carlos P. Salas

10.3	Addendum to Employment Agreement, effective as of April 26, 2026, by and between Patriot National Bancorp, Inc. and Angie Miranda

10.4	Addendum to Employment Agreement, effective as of April 26, 2026, by and between Patriot National Bancorp, Inc. and Willim Paul Simmons

104	Cover Page Interactive Data File, formatted XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot National Bancorp, Inc.

April 27, 2026	By:	/s/ Carlos P. Salas
Name: Carlos P. Salas
Title: Chief Financial Officer